Washington, DC 20549
                ____________________________

                          FORM 8-K

                  Current Report Pursuant
               to Section 13 or 15(d) of the
              Securities Exchange Act of 1934

     Date of report (Date of earliest event reported):
                         May 31, 2000
                ____________________________

                  THE EARTHGRAINS COMPANY
   (Exact Name of Registrant as Specified in Its Charter)

                          DELAWARE
       (State or Other Jurisdiction of Incorporation)

     1-7554                           36-3201045
(Commission file Number)           (I.R.S. Employer
                                  Identification No.)

8400 Maryland Avenue, St. Louis, Missouri      63105
(Address of Principal Executive Offices)     (Zip Code)

                       (314) 259-7000
    (Registrant's Telephone Number, Including Area Code)
_________________________________________________________
_________________________________________________________

ITEM 5.  OTHER EVENTS

     This Current Report on Form 8-K is being filed voluntarily by The Earthgrains Company (the "Registrant") in order to make public the Registrant's consolidated balance sheets as of March 28, 2000 and March 30, 1999 and consolidated statements of earnings, cash flows and shareholders' equity for each of the fiscal years in the three-year period ended March 28, 2000, all of which will also be incorporated into the Registrant's annual report on Form 10-K.


FIVE-YEAR FINANCIAL HIGHLIGHTS

                                                Fiscal Years
                                       ------------------------------
(In millions, except per-share data)    2000       1999       1998(a)
----------------------------------------------------------------------
STATEMENT OF EARNINGS DATA:
Net sales . . . . . . . . . . . . . .   $2,039.3   $1,925.2   $1,719.0
Cost of products sold . . . . . . . .    1,122.5    1,092.4      981.6
----------------------------------------------------------------------
Gross profit. . . . . . . . . . . . .      916.8      832.8      737.4
Marketing, distribution and
 administrative expenses. . . . . . .      804.4      731.6      670.2
Provision for restructuring and
 consolidation, net . . . . . . . . .        2.3       28.0        ---
----------------------------------------------------------------------
Operating income (loss) . . . . . . .      110.1       73.2       67.2
Other income and expenses:
  Interest (expense). . . . . . . . .      (26.5)     (19.5)      (8.2)
  Other income (expense), net . . . .        4.3        6.2        3.0
----------------------------------------------------------------------
Income (loss) before income taxes . .       87.9       59.9       62.0
Provision (benefit) for income
 taxes. . . . . . . . . . . . . . . .       32.8       21.9       24.2
Minority interest expense . . . . . .       (0.6)       ---        ---
----------------------------------------------------------------------
Net income (loss) before cumulative
  effect of accounting change . . . .   $   54.5       38.0       37.8
Cumulative effect of change in
 accounting principle, net of tax . .        ---        ---        1.8(c)
----------------------------------------------------------------------
Net income (loss) . . . . . . . . . .   $   54.5(d)  $ 38.0(e)  $ 36.0
----------------------------------------------------------------------

EARNINGS PER SHARE: (h)
Basic
  Earnings before cumulative
   effect of change in accounting
   principle. . . . . . . . . . . . .   $    1.34    $  0.93    $  0.93
  Cumulative effect of accounting
   change . . . . . . . . . . . . . .         ---        ---       0.04
-----------------------------------------------------------------------
  Net earnings per share. . . . . . .   $    1.34    $  0.93    $  0.89
-----------------------------------------------------------------------
  Weighted average shares
   outstanding. . . . . . . . . . . .       40.6       40.7       40.7
-----------------------------------------------------------------------
Diluted
  Earnings before cumulative
   effect of change in accounting
   principle. . . . . . . . . . . . .   $    1.30    $  0.89    $  0.89
  Cumulative effect of accounting
   change . . . . . . . . . . . . . .         ---        ---       0.04
-----------------------------------------------------------------------
  Net earnings per share. . . . . . .   $    1.30    $  0.89    $  0.85
-----------------------------------------------------------------------
  Weighted average shares
   outstanding. . . . . . . . . . . .       41.9       42.7       42.5
-----------------------------------------------------------------------

BALANCE SHEET DATA:
Working capital . . . . . . . . . . .   $ (346.7)  $  102.1   $   92.3
Current ratio . . . . . . . . . . . .        0.6x       1.4x       1.4x
Plant and equipment, net. . . . . . .   $  915.8   $  761.1   $  722.0
Long-term debt. . . . . . . . . . . .   $  562.3   $  369.3   $  266.7
Deferred income taxes, net. . . . . .   $   50.5   $   62.9   $   69.1
Anheuser-Busch equity investment. . .   $    ---   $    ---   $    ---
Shareholders' equity. . . . . . . . .   $  654.9   $  639.4   $  606.6
Total assets. . . . . . . . . . . . .   $2,339.5   $1,591.6   $1,394.3
-----------------------------------------------------------------------

(a)  Fiscal year 1998 contains 53 weeks.
(c)  See Footnote 3 in the Notes to the Consolidated Financial Statements describing the required change in accounting principle in the third quarter of fiscal 1998.
(d)  Reflects the effects of a one-time write-off related to a customer bankruptcy filing and the provision for restructuring and consolidation.  See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and Note 5 in the Notes
to the Consolidated Financial Statements.
(e)  Reflects the effect of the provision for restructuring and consolidation, a one-time tax benefit, and nonoperating gains on the sales of property.  See "Management's Discussion and Analysis of Results of Operations and Financial Condition" and Note 5 in the
Notes to the Consolidated Financial Statements.
(h)  Prior-year shares and per-share amounts have been restated to reflect the two-for-one stock splits effective July 20, 1998 and
July 28, 1997.



                                 Fiscal Years  For the twelve   Fiscal Year
(In millions, except per-        ------------   weeks ended     -----------
 share data)                         1997     March 26, 1996(b)    1995(b)
---------------------------------------------------------------------------
STATEMENT OF EARNINGS DATA:
Net sales . . . . . . . . . .    $1,662.6     $  367.7           $1,664.6
Cost of products sold . . . .       988.8        228.8            1,034.7
---------------------------------------------------------------------------
Gross profit. . . . . . . . .       673.8        138.9              629.9
Marketing, distribution and
 administrative expenses. . .       633.5        146.0              627.5
Provision for restructuring
 and consolidation, net . . .        12.7          ---                9.1
---------------------------------------------------------------------------
Operating income (loss) . . .        27.6         (7.1)              (6.7)
Other income and expenses:
  Interest (expense). . . . .        (6.3)        (0.1)              (1.9)
  Other income (expense),
   net. . . . . . . . . . . .         1.4         (0.1)               4.7
---------------------------------------------------------------------------
Income (loss) before income
 taxes. . . . . . . . . . . .        22.7         (7.3)              (3.9)
Provision (benefit) for
 income taxes . . . . . . . .         6.5         (2.2)               2.7
Minority interest expense . .         ---          ---                ---
---------------------------------------------------------------------------
Net income (loss) before
 cumulative effect of
 accounting change. . . . . .        16.2         (5.1)              (6.6)
Cumulative effect of change
 in accounting principle,
 net of tax . . . . . . . . .         ---          ---                ---
---------------------------------------------------------------------------
Net income (loss) . . . . . .      $ 16.2(f)    $ (5.1)            $ (6.6)(g)
---------------------------------------------------------------------------

EARNINGS PER SHARE: (h)
Basic
  Earnings before cumulative
   effect of change in
   accounting principle . . .      $  0.40
  Cumulative effect of
   accounting change. . . . .          ---
------------------------------------------
  Net earnings per share. . .      $  0.40
------------------------------------------
  Weighted average shares
   outstanding. . . . . . . .        40.6
------------------------------------------
Diluted
  Earnings before cumulative
   effect of change in accounting
   principle. . . . . . . . .      $  0.39
  Cumulative effect of
   accounting change. . . . .          ---
------------------------------------------
  Net earnings per share. . .      $  0.39
------------------------------------------
  Weighted average shares
   outstanding. . . . . . . .        41.3
------------------------------------------

BALANCE SHEET DATA:
Working capital . . . . . . .    $   80.6     $   74.0           $   63.1
Current ratio . . . . . . . .         1.4x         1.4x               1.3x
Plant and equipment, net. . .    $  706.7     $  723.2           $  713.6
Long-term debt. . . . . . . .    $  103.0     $   92.6           $    1.5
Deferred income taxes, net. .    $   73.9     $   72.2           $  109.4
Anheuser-Busch equity
 investment . . . . . . . . .    $    ---     $  582.1           $  701.3
Shareholders' equity. . . . .    $  582.4     $    ---           $    ---
Total assets. . . . . . . . .    $1,172.1     $1,177.6           $1,197.2
-------------------------------------------------------------------------

(b)  Earthgrains was a wholly-owned subsidiary of Anheuser-Busch Companies, Inc., until March 27, 1996.  Accordingly, statements for prior periods do not include costs associated with being an independent public company.
(f)  Reflects the effect of the provision for restructuring and consolidation and one-time Spanish tax incentives and credits.
(g)  Reflects the effect of the provision for restructuring and consolidation.
(h)  Prior-year shares and per-share amounts have been restated to reflect the two-for-one stock splits effective July 20, 1998 and
July 28, 1997.

CONSOLIDATED BALANCE SHEETS
                                            March 28,        March 30,
(In millions, except share data)              2000             1999
----------------------------------------------------------------------
ASSETS
Current assets:
  Cash and cash equivalents . . . . . .    $   19.9         $  53.1
  Accounts receivable, net. . . . . . .       261.3           184.5
  Inventories, net. . . . . . . . . . .        91.5            77.7
  Deferred income taxes . . . . . . . .        67.1            39.8
  Other current assets. . . . . . . . .        41.5            29.6
----------------------------------------------------------------------
    Total current assets. . . . . . . .       481.3           384.7

Other assets. . . . . . . . . . . . . .        42.4            46.0
Goodwill, net . . . . . . . . . . . . .       900.0           399.8
Plant and equipment, net. . . . . . . .       915.8           761.1
----------------------------------------------------------------------
    Total assets. . . . . . . . . . . .    $2,339.5        $1,591.6
----------------------------------------------------------------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
   debt . . . . . . . . . . . . . . . .    $  442.1        $    4.8
  Accounts payable. . . . . . . . . . .       177.9           125.5
  Accrued salaries, wages and
   benefits . . . . . . . . . . . . . .        83.3            56.9
  Accrual for restructuring and
   consolidation. . . . . . . . . . . .        17.0            32.4
  Other current liabilities . . . . . .       107.7            63.0
----------------------------------------------------------------------
    Total current liabilities . . . . .       828.0           282.6

Postretirement benefits . . . . . . . .       104.1           114.0
Long-term debt. . . . . . . . . . . . .       562.3           369.3
Deferred income taxes . . . . . . . . .       117.6           102.7
Other noncurrent liabilities. . . . . .        62.6            73.6
Commitments and contingencies . . . . .         ---             ---

Minority interest - redeemable
 preferred stock of subsidiary. . . . .        10.0            10.0

Shareholders' equity:
  Common stock, $.01 par value,
   150,000,000 authorized, 42,319,681
   and 42,851,851 shares issued in
   2000 and 1999, respectively. . . . .         0.4             0.4
  Additional paid-in capital. . . . . .       621.6           616.6
  Retained earnings . . . . . . . . . .       125.8            79.1
  Unearned ESOP shares. . . . . . . . .       (11.0)          (13.0)
  Treasury stock. . . . . . . . . . . .       (35.8)          (20.4)
  Unearned portion of restricted
   stock. . . . . . . . . . . . . . . .        (1.6)           (2.5)
  Accumulated other comprehensive
   income . . . . . . . . . . . . . . .       (44.5)          (20.8)
----------------------------------------------------------------------
    Total shareholders' equity. . . . .       654.9           639.4
----------------------------------------------------------------------
    Total liabilities and
     shareholders' equity . . . . . . .   $ 2,339.5        $1,591.6
----------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF EARNINGS
                                                For the years ended
                                     --------------------------------------
                                     March 28,      March 30,     March 31,
(In millions, except per-share data)   2000           1999         1998(a)
---------------------------------------------------------------------------
Net sales . . . . . . . . . . .      $2,039.3       $1,925.2       $1,719.0
Cost of products sold . . . . .       1,122.5        1,092.4          981.6
---------------------------------------------------------------------------
Gross profit. . . . . . . . . .         916.8          832.8          737.4
Marketing, distribution and
 administrative expenses. . . .         804.4          731.6          670.2
Provision for restructuring
 and consolidation. . . . . . .           2.3           28.0            ---
---------------------------------------------------------------------------
Operating income. . . . . . . .         110.1           73.2           67.2
Other income and expenses:
  Interest (expense). . . . . .         (26.5)         (19.5)          (8.2)
  Other income, net . . . . . .           4.3            6.2            3.0
---------------------------------------------------------------------------
Income before income taxes. . .          87.9           59.9           62.0
Provision for income taxes. . .          32.8           21.9           24.2
Minority interest expense . . .          (0.6)           ---            ---
---------------------------------------------------------------------------
Income before cumulative
 effect of change in
 accounting principle . . . . .          54.5           38.0           37.8
Cumulative effect of change
 in accounting principle, net
 of tax . . . . . . . . . . . .           ---            ---            1.8
---------------------------------------------------------------------------
Net income. . . . . . . . . . .      $   54.5       $   38.0       $   36.0
---------------------------------------------------------------------------

Earnings per share: (b)
  Basic
    Earnings before cumulative
     effect of change in
     accounting principle . . .      $    1.34      $    0.93      $    0.93
    Cumulative effect of
     accounting change. . . . .            ---            ---           0.04
----------------------------------------------------------------------------
    Net earnings per share. . .      $    1.34      $    0.93      $    0.89
----------------------------------------------------------------------------
    Weighted average shares
     outstanding. . . . . . . .          40.6           40.7           40.7
----------------------------------------------------------------------------
  Diluted
    Earnings before cumulative
     effect of change in
     accounting principle . . .      $    1.30      $    0.89      $    0.89
    Cumulative effect of
     accounting change. . . . .            ---            ---           0.04
----------------------------------------------------------------------------
    Net earnings per share. . .      $    1.30      $    0.89      $    0.85
----------------------------------------------------------------------------
    Weighted average shares
     outstanding. . . . . . . .          41.9           42.7           42.5
----------------------------------------------------------------------------

(a) Fiscal year contains 53 weeks.
(b) Fiscal Year 1998 shares and per-share amounts have been restated to reflect the two-for-one stock split effective July 20, 1998.
See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              For the years ended
                                     -------------------------------------
                                     March 28,     March 30,     March 31,
(In millions)                           2000          1999         1998(a)
--------------------------------------------------------------------------
Cash flows from operating activities:
  Net income . . . . . . . . . . .   $ 54.5        $ 38.0        $ 36.0
  Adjustments to reconcile earnings
   to net cash flow provided by
   operations:
    Depreciation . . . . . . . . .     89.9          82.6          73.4
    Amortization . . . . . . . . .     26.3          19.8          11.2
    Deferred income taxes. . . . .     13.7          (2.0)          6.7
    Provision for restructuring
     and consolidation ($2.3
     million, less cash payments
     of $1.0; $28.0 million,
     less cash payments of $2.8) .      1.3          25.2           ---
    (Gain) on disposal of fixed
     assets. . . . . . . . . . . .     (0.7)         (5.6)         (1.3)
    (Increase) in noncash working
     capital . . . . . . . . . . .    (54.0)        (18.9)        (15.3)
    Other, net . . . . . . . . . .    (24.1)         (8.9)         15.2
--------------------------------------------------------------------------
    Net cash flow from
     operations. . . . . . . . . .    106.9         130.2         125.9
--------------------------------------------------------------------------

Cash flows from investing activities:
  Capital expenditures . . . . . .    (94.1)        (86.5)        (79.6)
  Acquisitions, net of cash
   acquired. . . . . . . . . . . .   (655.2)       (169.7)       (206.6)
  Proceeds from sale of property/
   business. . . . . . . . . . . .      7.4          40.7           7.8
--------------------------------------------------------------------------
    Net cash used by investing
     activities. . . . . . . . . .   (741.9)       (215.5)       (278.4)
--------------------------------------------------------------------------

Cash flows from financing activities:
  Net increase in revolving credit
   facility. . . . . . . . . . . .    483.2          90.1         163.7
  Issuance of long-term debt . . .    150.0           9.9           ---
  Principal payments on long-term
   debt, including current
   maturities. . . . . . . . . . .     (4.1)         (0.9)          ---
  Dividends to shareholders. . . .     (7.8)         (6.0)         (3.6)
  Purchases of treasury stock. . .    (15.4)        (13.4)         (7.0)
  Proceeds from issuance of
   preferred stock of subsidiary .      ---          10.0           ---
  Other. . . . . . . . . . . . . .      1.6           3.3           ---
--------------------------------------------------------------------------
    Net cash provided by financing
     activities. . . . . . . . . .    607.5          93.0         153.1
--------------------------------------------------------------------------

Effect of exchange rate changes
 on cash . . . . . . . . . . . . .     (5.7)          1.7          ---
Net (decrease) increase in cash
 and cash equivalents. . . . . . .    (33.2)          9.4           0.6
Cash and cash equivalents,
 beginning of year . . . . . . . .     53.1          43.7          43.1
--------------------------------------------------------------------------

Cash and cash equivalents,
 end of year . . . . . . . . . . .   $ 19.9        $ 53.1        $ 43.7
--------------------------------------------------------------------------

(a) Fiscal year contains 53 weeks.
See accompanying Notes to Consolidated Financial Statements.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                      Common Stock      Additional                Unearned
                                    -----------------     Paid-In     Retained       ESOP
(In millions except share data)     Shares     Amount     Capital     Earnings      Shares
----------------------------------------------------------------------------------------------
Balance March 25, 1997 . . . . .    10,778,050   $0.1       $604.4       $ 14.7       $(15.1)
Comprehensive income:
  Net income . . . . . . . . . .                                           36.0
  Other comprehensive income,
   translation adjustments . . .
                                    ----------------------------------------------------------
  Comprehensive income . . . . .                                           36.0
Dividends ($.175 per share). . .                                           (3.6)
Two-for-one stock split. . . . .    10,778,050    0.1         (0.1)
Shares issued under stock plan
 and related tax benefits. . . .       106,336                 2.3
Amortization of restricted
 stock . . . . . . . . . . . . .
Shares allocated under ESOP. . .                               1.3                       1.0
Purchases of treasury stock. . .      (168,600)
Other. . . . . . . . . . . . . .         5,028                 0.2
----------------------------------------------------------------------------------------------
Balance March 31, 1998 . . . . .    21,498,864    0.2        608.1         47.1        (14.1)
Comprehensive income:
  Net income . . . . . . . . . .                                           38.0
  Other comprehensive income,
   translation adjustments . . .
                                    ----------------------------------------------------------
  Comprehensive income . . . . .                                           38.0
Dividends ($.145 per share). . .                                           (6.0)
Two-for-one stock split. . . . .    21,498,864    0.2         (0.2)
Shares issued under stock plan
 and related tax benefits. . . .       405,086                 5.7
Amortization of restricted
 stock . . . . . . . . . . . . .
Shares allocated under ESOP. . .                               2.8                       1.1
Purchases of treasury stock. . .      (557,700)
Other. . . . . . . . . . . . . .         6,737                 0.2
----------------------------------------------------------------------------------------------
Balance March 30, 1999 . . . . .    42,851,851    0.4        616.6         79.1        (13.0)
Comprehensive income:
  Net income . . . . . . . . . .                                           54.5
  Other comprehensive income,
   translation adjustments . . .
                                    ----------------------------------------------------------
Comprehensive income . . . . . .                                           54.5
Dividends ($.19 per share) . . .                                           (7.8)
Shares issued under stock plan
 and related tax benefits. . . .       190,130                 2.4
Amortization of restricted
 stock . . . . . . . . . . . . .
Purchases of treasury stock. . .      (722,300)
Shares allocated under ESOP. . .                               2.8                       2.0
Other. . . . . . . . . . . . . .                              (0.2)
----------------------------------------------------------------------------------------------
Balance March 28, 2000 . . . . .    42,319,681   $0.4       $621.6       $125.8       $(11.0)
----------------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.



CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
                                                                 Accum.
                                                 Unearned        Other
                                    Treasury    Restricted    Comprehensive
(In millions except share data)      Stock        Stock          Income       Total
-------------------------------------------------------------------------------------
Balance March 25, 1997 . . . . .    $  ---       $(4.2)       $(17.5)         $582.4
Comprehensive income:
  Net income . . . . . . . . . .                                                36.0
  Other comprehensive income,
   translation adjustments . . .                                (6.9)           (6.9)
                                    -------------------------------------------------
  Comprehensive income . . . . .                                (6.9)           29.1
Dividends ($.175 per share). . .                                                (3.6)
Two-for-one stock split. . . . .                                                 ---
Shares issued under stock plan
 and related tax benefits. . . .                                                 2.3
Amortization of restricted
 stock . . . . . . . . . . . . .                   0.9                           0.9
Shares allocated under ESOP. . .                                                 2.3
Purchases of treasury stock. . .      (7.0)                                     (7.0)
Other. . . . . . . . . . . . . .                                                 0.2
-------------------------------------------------------------------------------------
Balance March 31, 1998 . . . . .      (7.0)       (3.3)        (24.4)          606.6
Comprehensive income:
  Net income . . . . . . . . . .                                                38.0
  Other comprehensive income,
   translation adjustments . . .                                 3.6             3.6
                                    -------------------------------------------------
  Comprehensive income . . . . .                                 3.6            41.6
Dividends ($.145 per share). . .                                                (6.0)
Two-for-one stock split. . . . .                                                 ---
Shares issued under stock plan
 and related tax benefits. . . .                                                 5.7
Amortization of restricted
 stock . . . . . . . . . . . . .                   0.9                           0.9
Shares allocated under ESOP. . .                                                 3.9
Purchases of treasury stock. . .                 (13.4)                        (13.4)
Other. . . . . . . . . . . . . .                                (0.1)            0.1
-------------------------------------------------------------------------------------
Balance March 30, 1999 . . . . .     (20.4)       (2.5)        (20.8)          639.4
Comprehensive income:
  Net income . . . . . . . . . .                                                54.5
  Other comprehensive income,
   translation adjustments . . .                               (23.7)          (23.7)
                                    -------------------------------------------------
Comprehensive income . . . . . .                               (23.7)           30.8
Dividends ($.19 per share) . . .                                                (7.8)
Shares issued under stock plan
 and related tax benefits. . . .                                                 2.4
Amortization of restricted
 stock . . . . . . . . . . . . .                   0.9                           0.9
Purchases of treasury stock. . .     (15.4)                                    (15.4)
Shares allocated under ESOP. . .                                                 4.8
Other. . . . . . . . . . . . . .                                                (0.2)
-------------------------------------------------------------------------------------
Balance March 28, 2000 . . . . .    $(35.8)      $(1.6)       $(44.5)         $654.9
-------------------------------------------------------------------------------------

See accompanying Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  Basis of presentation

Effective March 26, 1996, one share of The Earthgrains Company (the Company or Earthgrains) $.01 par value common stock was distributed to holders of Anheuser-Busch Companies, Inc. (Anheuser-Busch) common stock for every 25 shares of Anheuser-Busch common stock owned at the established record date (the Distribution). At the time of the Distribution, Earthgrains began operations as a separate publicly owned company.

2.  Summary of significant accounting principles and policies

This summary of the Company's significant accounting principles and policies is presented to assist in evaluating the Company's financial statements included in this report. These principles and policies conform to generally accepted accounting principles and are applied on a consistent basis among years, except for a change in the Company's method of accounting for business process re-engineering costs in fiscal year 1998, as discussed in Note 3.

PRINCIPLES OF CONSOLIDATION

     These consolidated financial statements include the Company and all its subsidiaries. All significant intercompany transactions are eliminated.

FISCAL YEAR END

     The Company has a 52- or 53-week year. Concurrent with the Distribution, the Company changed its fiscal year end from the Tuesday closest to December 31 to the last Tuesday in March. The following table summarizes the periods covered in each of the three fiscal years presented in these financial statements and footnotes thereto unless otherwise stated:

----------------------------------------------------------------
Fiscal Year                  Period Covered
----------------------------------------------------------------
2000 . . . . . . . . . . . . 52-week period ended March 28, 2000
1999 . . . . . . . . . . . . 52-week period ended March 30, 1999
1998 . . . . . . . . . . . . 53-week period ended March 31, 1998


FOREIGN CURRENCY TRANSLATION

     Adjustments resulting from foreign currency transactions are recognized in income, whereas adjustments resulting from the translation of financial statements are reflected within accumulated comprehensive income in shareholders' equity.

REVENUE RECOGNITION

     Revenue is recognized upon shipment to the customer. Discounts to customers are netted against sales. Costs and related expenses to manufacture the products are recorded as costs of sales when the related revenue is recognized.

GOODWILL

     Goodwill is amortized on a straight-line basis over a period of 40 years. Accumulated amortization at March 28, 2000, and March 30, 1999, was $99.8 million and $86.8 million, respectively. $110.3 million of the goodwill balance at March 28, 2000, relates to the acquisition of the Company by Anheuser-Busch in 1982.

SUPPLY AGREEMENTS

     Cash payments made in conjunction with long-term supply agreements with customers are capitalized as other assets and amortized over the term of the respective agreement.

CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include cash on hand and temporary investments purchased with an initial maturity of three months or less.

INVENTORIES AND PRODUCTION COSTS

     Inventories are valued at the lower of cost or market. Cost is determined under the first-in, first-out method. Inventories include the cost of materials, direct labor and manufacturing overhead. Obsolete or unsalable inventories are reflected at their estimated realizable values. The Company uses commodity futures and option contracts to hedge certain of its commodity purchases as considered necessary to reduce the inherent risk associated with market-price fluctuations. Such contracts are accounted for as hedges; and accordingly, gains and losses on hedges of future commodity purchases are recognized as a component of inventory in the same period as the related purchase transaction. For any contracts that expire or are terminated, any related gains or losses are recognized in income or expense during the same period. The effect of any realized or deferred gains or losses is immaterial to the financial position or results of operations of the Company.

PLANT AND EQUIPMENT

     Plant and equipment is carried at cost and includes expenditures for new facilities and expenditures that substantially increase the useful lives of existing facilities. Maintenance, repairs and minor renewals are expensed as incurred. When plant and equipment is retired or otherwise disposed, the related cost and accumulated depreciation are eliminated and any gain or loss on disposition is reflected in income or expense.

     Depreciation is provided principally on the straight-line method over the estimated useful lives of the assets, resulting in depreciation rates on buildings ranging from 2-10% and on machinery and equipment ranging from 5-25%.

     In conjunction with the acquisition of the Company by Anheuser-Busch in 1982, a portion of the purchase price was associated with reflecting the property, plant and equipment (buildings) at fair value through purchase accounting. Additionally, the effect of the adoption of Statement of Financial Accounting Standards No. 109 (SFAS 109) in fiscal 1992 was applied to these assets. Such amounts are being amortized on a straight-line basis over 40 years. The remaining unamortized purchase price assigned to fixed assets amounted to $195.4 million, with related deferred tax liabilities of $74.2 million, at March 28, 2000.

CAPITALIZATION OF INTEREST

     Interest relating to the cost of acquiring certain fixed assets is capitalized. The capitalized interest is included as part of the cost of the related asset and is amortized over its estimated useful life.

INCOME TAXES

     The provision for income taxes is based on the income and expense amounts as reported in the Consolidated Statements of Earnings. Deferred income taxes are recognized for the effect of temporary differences between financial and tax reporting in accordance with the requirements of SFAS 109.

FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
AND CONCENTRATION OF CREDIT RISK

     The Company is a party to certain financial instruments with off-balance-sheet risk incurred in the normal course of business. These financial instruments include forward and option contracts designated as hedges. Derivative financial instruments are used solely as hedges to manage existing risks or exposure. The Company's exposure to credit loss in the event of non-performance by the counterparties to these financial instruments (either individually or in the aggregate) is not material to the financial condition or results of operations of the Company.

     Derivative financial instruments, which are used by the Company in the management of commodity exposures, are accounted for on an accrual basis.
Income and expense are recognized in the same category as that of the related asset or liability. The fair value of derivative instruments is monitored based on the estimated amounts the Company would receive or pay to terminate the contracts.

     In fiscal 1998, the Company entered into a forward-starting interest rate swap transaction, in order to hedge its future borrowing costs for an anticipated 10-year fixed rate debt issuance. Through this swap transaction, the Company was obligated at a future date, up to one year, to make payments based upon a fixed rate while receiving a LIBOR-based floating rate during a 10-year term. This interest rate swap agreement was terminated in conjunction with the debt issuance on April 20, 1999. The loss of $2.3 million on the termination of this swap is reflected as a discount on the notes and amortized to interest expense over their 10-year term.

     In May 2000, the Company entered into three separate, similar four-month forward-starting interest rate swap transactions totalling $400 million, for anticipated three-year, five-year, and 10-year debt issuances. Under such swap transactions, the Company is committing to make a fixed-rate payment in exchange for receiving floating rate payments, on a three-month LIBOR. Concurrent with the debt issuances, any gain or loss on these swap agreements will be recognized as an adjustment to interest expense on the underlying debt instruments. The Company does not have a material concentration of accounts receivable or credit risk.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     As of March 28, 2000, and March 30, 1999, the fair value of long-term debt was $984.0 million and $374.1 million, respectively. The fair value of long-term debt was estimated based on the quoted market values for the same or similar debt issues, or rates currently available for debt with similar terms. The fair market value of the Company's $100 million forward starting swap as of March 30, 1999 was a net payable of $1.2 million. This interest rate swap agreement was terminated in conjunction with the debt issuance in April 1999.

RESEARCH AND DEVELOPMENT AND ADVERTISING
AND PROMOTIONAL COSTS

     Research and development and advertising and promotional costs are expensed in the year in which these costs are incurred.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews long-lived assets and goodwill for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company performs undiscounted cash-flow analyses to determine whether an impairment exists. Impairment losses, if any, would be determined based on the present value of the cash flows using discount rates that reflect the inherent risk of the underlying business.

SYSTEMS DEVELOPMENT COSTS

     The Company capitalizes certain systems development costs as allowed in accordance with established criteria. Amounts capitalized are amortized over a five-year period. In March 1998, the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This statement requires that certain internal and external costs associated with the purchase and/or development of internal use software be capitalized rather than expensed. The Company adopted this statement as of the beginning of fiscal year 1999. Such adoption did not have a material impact on the Company's financial position or results of operations.

EARNINGS PER SHARE

     Earnings per share are based on the weighted average number of shares of common stock outstanding during the year. The difference in the weighted average shares outstanding used in the basic and dilutive earnings-per-share calculations represents the assumed conversion of stock options and restricted stock awards.

STOCK-BASED COMPENSATION

     The Company accounts for employee stock options using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." Under APB 25, the Company does not recognize compensation expense for options granted, because options are only granted at a price equal to market value on the date of grant. In 1996, Statement of Financial Accounting Standards No. 123 (SFAS 123), "Accounting for Stock Based Compensation" became effective, which prescribes recognition of compensation expense based upon the fair value of the options at the date of grant. However, SFAS 123 allows companies to continue to apply APB 25 and disclose pro forma effects of the fair value method. See Note 9 for additional discussion and pro forma disclosures as if the fair value method had been utilized.

COMPREHENSIVE INCOME

     Comprehensive income represents net income plus certain items that are charged directly to stockholders' equity. Other comprehensive income for the Company relates only to foreign currency translation adjustments.

USE OF ESTIMATES

     In conformity with generally accepted accounting principles, the preparation of financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Although these estimates are based on our knowledge of current events and the actions that we may undertake in the future, they may ultimately differ from actual results.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities" Deferral of the Effective Date of FASB Statement No. 133". This Statement established accounting and reporting standards for derivative instruments, requiring recognition of the fair value of all derivatives as assets or liabilities on the balance sheet. SFAS 133 will become effective for fiscal 2002 financial reporting. Based upon preliminary reviews of the provisions of this standard, the Company believes that it will not have a significant impact on its financial position or results of operations or have a material effect on its financial statement reporting.

3.  Change in accounting principle

In November 1997, the Emerging Issues Task Force (EITF), a subcommittee of the FASB, reached a consensus requiring that costs of business process re-engineering be expensed as those costs are incurred. Any such unamortized costs that were previously capitalized must be written off as a cumulative adjustment in the quarter containing November 20, 1997. Accordingly, in the third quarter of fiscal 1998, the Company recorded a $1.8 million net-of-tax charge (or $0.04 per diluted share (post-split)) against earnings to comply with the new required accounting interpretation. The charge is presented as a separate cumulative effect of accounting change line item in the Consolidated Statement of Earnings. Most of Earthgrains' system development costs affected by the accounting change are associated with implementation of the Company's integrated SAP systems.

4.  Acquisitions

Effective June 30, 1999, Earthgrains acquired the stock of Patrick Raulet, S.A., a leading producer of refrigerated dough products in Dole, France. This acquisition complements the Company's existing European Refrigerated Dough Products business, making it the largest refrigerated dough supplier in France. This acquisition was funded through the cash flows of the local existing operations. Effective March 18, 2000, the Company acquired the stock of Metz Baking Company for $625 million. Metz, which operates 21 bread and specialty bakeries, will add major markets and brands in the upper Midwest. The acquisition has been initially financed through new and existing committed credit facilities and commercial paper.

     Both acquisitions were purchased for cash and have been accounted for using the purchase method. Accordingly, the results of operations are reflected in the Consolidated Statement of Earnings from the date of acquisition. The purchase price has been preliminarily allocated to the assets acquired and the liabilities assumed based upon their estimated fair market value, and the excess costs over net tangible assets are being amortized over 40 years. Most of the increase in excess costs over assets acquired during the current year is related to the Metz acquisition. Had these purchases taken place on April 1, 1998, unaudited pro forma consolidated net sales would have been $2,601.3 million and $2,467.2 million for fiscal years 2000 and 1999, respectively. Consolidated net earnings and earnings per diluted share would have been $35.7 million and $0.85 per share in fiscal 2000 and $19.7 million and $0.46 per share in fiscal 1999.

     On August 3, 1998, Earthgrains acquired the assets of Societe De Concept en Produits Agro-Alimentaires, S.A., which owns Chevalier Servant, S.A., of Vittel, France. Chevalier Servant, a refrigerated- and frozen-dough producer, has been combined with the Company's existing French-based refrigerated dough operations. On August 19, 1998, the Company acquired the assets of Palmetto Baking Company of Orangeburg, S.C., and Tatum Bakeries of Birmingham, Ala., from Southern Bakeries, Inc. Palmetto produces Sunbeam (R) and Country Hearth (R) brand bread, buns and rolls in South Carolina and eastern Georgia. Tatum produces specialty rolls for sale to other wholesale bakers. Effective October 5, 1998, Earthgrains completed the transaction with Interstate Bakeries Corporation to exchange assets of Earthgrains' My Bread Baking Co. in New Bedford, Mass., for those of IBC's Holsum Bakery in Grand Junction, Colo., plus a cash payment from IBC. The exchange, which added new brands and contiguous sales territory in western Colorado, did not significantly affect financial results. On March 25, 1999, the Company completed the acquisition of Reposteria Martinez Group of Santander, Spain. Reposteria Martinez Group is a producer of fresh-baked sweet goods and with this acquisition, the Company becomes the branded market leader in the retail sweet-good segments of cake and morning goods in Spain.

     All of these acquisitions were purchased for cash and have been accounted for using the purchase method. Accordingly, the results of operations are reflected in the Consolidated Statement of Earnings from the date of acquisition. The purchase price has been allocated to the assets acquired and the liabilities assumed based upon their estimated fair market value, and the excess costs over net tangible assets are being amortized over 40 years. Had these purchases taken place on March 26, 1997, unaudited pro forma consolidated net sales would have been $2,035.0 million and $2,076.1 million for fiscal years 1999 and 1998, respectively. Consolidated net earnings and earnings per share would not have been significantly different from the amounts reflected in the accompanying financial statements.

     On July 22, 1998, the Company entered into a multi-year agreement to supply store-brand fresh bread and bakery products to Kroger Food Stores in Texas and Louisiana. Earthgrains services this contract through its existing bakeries in Dallas and Houston. On September 21, 1998, the Company entered into a multiyear agreement to supply store-brand fresh bread, buns and rolls to Lucky Stores, Inc., in northern California. Earthgrains services this contract through its existing bakeries in Oakland and Sacramento. Cash payments made in conjunction with long-term supply agreements with customers are capitalized as other assets and amortized over the term of the respective agreement.

     Effective January 17, 1998, the Company completed the acquisition of all of the stock of CooperSmith, Inc. of Atlanta, Ga., for a purchase price of $193 million. CooperSmith operated eight bakeries producing bread, buns and rolls in the South, Southeast and Northeast United States. On March 11, 1998, the Company acquired the assets of San Luis Sourdough, Inc., of San Luis Obispo, Calif. San Luis Sourdough produces sourdough, French and specialty hearth breads that are marketed in central and northern California and parts of Arizona. Both acquisitions were purchased for cash and were accounted for using the purchase method. Accordingly, the results of operations are reflected in the Consolidated Statement of Earnings from the respective dates of acquisition. The purchase price has been allocated to the assets acquired and liabilities assumed based upon their estimated fair market value, and the excess costs over net tangible assets are being amortized over 40 years. Had these purchases taken place on March 26, 1997, unaudited pro forma consolidated net sales would have been $1,933.2 million for fiscal year 1998. Consolidated net earnings and earnings per share would not have been significantly different from the amounts reflected in the accompanying financial statements.

     Pro forma data do not purport to be indicative of the results that would have been obtained had these events actually occurred at the beginning of the periods presented and such data are not intended to be a projection of future results.

5.  Provisions for restructuring and consolidation

During fiscal 2000, the Company recorded a provision of $2.3 million in conjunction with closing one bakery. During fiscal 1999, provisions totaling $28.0 million were recorded in conjunction with closing three domestic bakeries, severance costs associated with the creation of a centralized Financial Shared Services Center in St. Louis, and for the restructuring of existing operations in Spain related to the fourth quarter acquisition of Reposteria Martinez Group. These provisions reflect costs of writing off certain fixed assets, employee severance benefits, and other related closing costs. In the case of plant closings, production was transferred to other facilities.

     Costs for the respective-year provisions are categorized as follows (in millions):

---------------------------------------------------
Fiscal Year                        2000       1999
---------------------------------------------------
Noncash asset write-offs . . . .   $0.8       $ 3.0
Other, primarily severance . . .    1.5        25.0
---------------------------------------------------
                                   $2.3       $28.0
---------------------------------------------------


     Additionally, reserves have been established in conjunction with certain acquisitions for restructuring related to the acquiree's operations. During fiscal 1998, a reserve of $4.7 million was established in conjunction with the CooperSmith acquisition related to closure of certain of that company's plants. The reserve was primarily for severance and equipment removal and relocation. During fiscal 1999, reserves totaling $7.2 million were recorded primarily for severance relative to the Chevalier Servant and Reposteria Martinez Group acquisitions. During fiscal 2000, reserves for severance of $3.8 million were established in conjunction with the Metz and Patrick Raulet acquisitions. In accordance with generally accepted accounting principles, these acquisition-related reserves were recorded as an increase to goodwill and no provision was recorded. The reserve balance at March 28, 2000 is comprised primarily of severance yet to be paid.

     A reconciliation of activity with respect to the Company's restructuring and consolidation is as follows (in millions):

--------------------------------------------------------------
Ending balance, March 25, 1997 . . . . . . . . . . . .  $ 15.4
Acquisition-related reserve. . . . . . . . . . . . . .     4.7
Noncash asset write-offs . . . . . . . . . . . . . . .   (11.3)
Cash payments associated with severance. . . . . . . .    (1.8)
Other miscellaneous items, net . . . . . . . . . . . .    (0.9)
--------------------------------------------------------------
Ending balance, March 31, 1998 . . . . . . . . . . . .     6.1
Provision, 1999. . . . . . . . . . . . . . . . . . . .    28.0
Acquisition-related reserves . . . . . . . . . . . . .     7.2
Noncash asset write-offs . . . . . . . . . . . . . . .    (2.0)
Cash payments associated with severance. . . . . . . .    (5.8)
Other miscellaneous items, net . . . . . . . . . . . .    (1.1)
--------------------------------------------------------------
Ending balance, March 30, 1999 . . . . . . . . . . . .    32.4
Provision, 2000. . . . . . . . . . . . . . . . . . . .     2.3
Acquisition-related reserves . . . . . . . . . . . . .     3.8
Noncash asset write-offs . . . . . . . . . . . . . . .    (1.8)
Cash payments associated with severance. . . . . . . .   (19.2)
Other miscellaneous items, net . . . . . . . . . . . .    (0.5)
--------------------------------------------------------------
Ending balance, March 28, 2000 . . . . . . . . . . . .  $ 17.0



6.  Long-term debt

Long-term debt is as follows (in millions):

--------------------------------------------------------------
                                         March 28,   March 30,
                                            2000        1999
--------------------------------------------------------------
Commercial Paper, 6.2% wtd. avg. . . . .  $ 259.1    $   ---
Revolving Credit Facility due 2000 . . .     25.0        ---
Revolving Credit Facility due 2001 . . .    568.0        ---
Revolving Credit Facility due 2002 . . .      ---      355.3
Notes Payable, 6.5%, due 2009. . . . . .    150.0        ---
Euro Revolving Credit Facility due 2004.      ---        8.6
Reposteria Martinez Notes Payable,
 3.3% wtd. avg., due 2000-2003 . . . . .      ---        6.0
Industrial Development Bonds,
 9.5%, due 2001. . . . . . . . . . . . .      1.5        1.5
Other. . . . . . . . . . . . . . . . . .      0.8        2.7
--------------------------------------------------------------
                                          1,004.4      374.1
Less current portion . . . . . . . . . .    442.1        4.8
--------------------------------------------------------------
                                          $ 562.3     $369.3
--------------------------------------------------------------


     During fiscal 1998, the existing credit agreement established in conjunction with the Distribution was increased to $450 million with a maturity date of September 30, 2002, and interest on the borrowings was based on the rate for Eurodollar deposits plus a margin. Including the margin, the one-month borrowing rate was 5.15% at March 30, 1999. Also during fiscal 1999, two committed domestic lines of credit for $25 million each, due in 1999, and a 27 million euro revolving credit facility, due in 2004, for operations in Spain, were added to increase the Company's borrowing flexibility.

     On April 20, 1999, Earthgrains issued $150 million of 10-year 6.5% fixed-rate senior debentures under a $250 million shelf registration statement filed with the Securities and Exchange Commission. Proceeds from the offering were used to repay a portion of the borrowings under the Company's $450 million revolving credit facility.

     Beginning in July 1999, the Company initiated a $400 million commercial paper program to refinance the remaining borrowings under the revolving credit facilities and to provide short-term financing for its working capital and operating requirements.

     In conjunction with the acquisition of Metz Baking Company, the Company has recently secured a $600 million committed revolving credit facility, due in March 2001, to initially finance the transaction. Concurrently, the Company initiated an incremental $600 million commercial paper program which will be used to refinance any borrowings under the new revolving credit facility. Borrowings outstanding under both commercial paper programs are supported by the existing revolving lines of credit. While a significant portion of the debt outstanding at March 28, 2000 is variable-rate short-term debt, through the use of the $400 million forwarding-starting swaps initiated in May 2000 and the related anticipated long-term debt issuances, the Company plans to refinance most of the recently secured $600 million revolving credit facility. Commercial paper issued during the year generally had maturities of less than 90 days, with an average maturity of 33 days at March 28, 2000. During the current fiscal year, the two committed domestic lines of credit for $25 million each, were extended to 2000 and a 10 million committed euro revolving credit facility, due 2000, for the Company's French subsidiary, Eurodough, was added to increase the Company's borrowing capacity.

    As of March 28, 2000, $42.2 million in letters of credit were also outstanding under the revolving credit facility, principally related to self-insurance requirements. All credit facilities contain customary covenants, including maintenance of interest coverage and debt-to-total capitalization ratios plus certain other restrictions.

7.  Retirement benefits

PENSION PLANS

     During fiscal 2000, the Company adopted a nonunion hourly pension plan to provide benefit coverage for new nonunion hourly employees from acquired companies. Net pension expense for single-employer defined benefit plans was comprised of the following for the three fiscal years (in millions):

-----------------------------------------------------------
Fiscal Year                          2000     1999     1998
-----------------------------------------------------------
Service cost (benefits earned
 during the year) . . . . . . . .   $ 6.2    $ 4.4    $ 3.2
Interest cost on projected
 benefit obligation . . . . . . .     1.9      1.4      1.1
Expected return on assets . . . .    (2.0)    (1.0)    (0.6)
Amortization of actuarial gains,
 prior service cost, and the
 excess of market value of plan
 assets over projected benefit
 obligation at January 1, 1986. .     1.2      1.0      1.0
-----------------------------------------------------------
Net pension expense . . . . . . .   $ 7.3    $ 5.8    $ 4.7
-----------------------------------------------------------


     The key actuarial assumptions used in determining pension expense for single-employer defined benefit plans were as follows for each of the three fiscal years:

----------------------------------------------------------
Fiscal Year                         2000     1999     1998
----------------------------------------------------------
Discount rate  . . . . . . . . . .  7.0%     7.25%    7.5%
Long-term rate of return on plan
 assets. . . . . . . . . . . . . . 10.0%    10.0%    10.0%
Weighted-average rate of
 compensation increase . . . . . .  4.5%     4.5%     4.5%
----------------------------------------------------------


     The actual gain on pension assets was $2.6 million in fiscal 2000, $1.1 million in fiscal 1999, and $0.6 million in fiscal 1998.

     The following tables set forth a reconciliation of funded status to pension liability of all Company single-employer defined benefit plans for the two years ended (in millions):

--------------------------------------------------------------
                                         March 28,   March 30,
                                           2000        1999
--------------------------------------------------------------
Funded status - Plan assets (less than)
 projected benefit obligation (PBO) . .  $(5.6)       $(12.3)
Unamortized excess of market value
 of plan assets over projected benefit
 obligation at January 1, 1986,
 being amortized over 15 years. . . . .   (0.4)         (0.4)
Unrecognized net actuarial gains. . . .    1.0           2.7
Unrecognized prior service costs. . . .    4.9           5.4
--------------------------------------------------------------
Accrued pension liability . . . . . . .  $(0.1)       $ (4.6)

     The assumptions used in determining the funded status of these plans were as follows:

-------------------------------------------
                              2000     1999
-------------------------------------------
Discount rate . . . . . .     7.5%     7.0%
Weighted-average rate of
 compensation increase. .     4.5%     4.5%
-------------------------------------------

     The following tables summarize the change in the projected benefit obligation and the change in fair market value of plan assets for all company single-employer defined benefit pension plans for the years ended (in millions):

CHANGE IN PROJECTED BENEFIT OBLIGATION (PBO):

---------------------------------------------------------
                                  March 28,     March 30,
                                    2000          1999
---------------------------------------------------------

PBO, beginning of year . . . .     $27.0         $19.9
Service cost . . . . . . . . .       6.2           4.4
Interest cost. . . . . . . . .       1.9           1.4
Acquisitions . . . . . . . . .      32.7           ---
Plan amendments. . . . . . . .       0.7           ---
Actuarial (gain)/loss. . . . .      (0.9)          1.8
Benefits paid. . . . . . . . .      (0.8)         (0.5)
---------------------------------------------------------
PBO, end of year . . . . . . .     $66.8         $27.0
---------------------------------------------------------


CHANGE IN PLAN ASSETS (consisting primarily of corporate equity securities and publicly traded bonds):

---------------------------------------------------------
                                  March 28,     March 30,
                                    2000          1999
---------------------------------------------------------
Fair market value, beginning
 of year . . . . . . . . . . .     $14.7         $ 9.5
Actual return on plan assets .       2.6           1.1
Acquisitions . . . . . . . . .      34.3           ---
Employer contributions . . . .      10.1           4.6
Benefits paid. . . . . . . . .      (0.8)         (0.5)
---------------------------------------------------------
Fair market value, end of
 year. . . . . . . . . . . . .     $60.9         $14.7
---------------------------------------------------------


     The amounts listed as acquisitions in the preceding tables, reflect the projected benefit obligation and related pension assets from the Metz acquisition.

     Contributions to multiple and multi-employer plans in which the Company participates are determined in accordance with the provisions of negotiated labor contracts. Contributions to these plans were $24.3 million, $24.9 million, and $24.4 million for fiscal 2000, 1999, and 1998, respectively.

POSTRETIREMENT BENEFITS

     The Company provides certain health care and life insurance benefits to eligible retired employees. Salaried and bargaining unit employees generally become eligible for retiree health care benefits after reaching age 55 with 15 years of service.

     The following table sets forth the accumulated post-retirement benefit obligation (APBO) and the total postretirement benefit liability for all single-employer defined benefit plans in the Company's Consolidated Balance Sheets as of (in millions):

---------------------------------------------------------
                                  March 28,     March 30,
                                    2000          1999
---------------------------------------------------------
Accumulated postretirement
 benefit obligation (APBO) . .     $ 68.9        $ 72.0
Unrecognized prior service
 benefits. . . . . . . . . . .       30.2          35.2
Unrecognized net actuarial
 gains . . . . . . . . . . . .       14.3          13.5
---------------------------------------------------------
Total postretirement benefit
 liabilities . . . . . . . . .     $113.4        $120.7
---------------------------------------------------------


     As of March 28, 2000, and March 30, 1999, $104.1 million and $114.0 million of this obligation was classified as a long-term liability, respectively, and $9.3 million and $6.7 million was classified as a current liability, respectively.

     Net periodic postretirement benefits expense for single-employer defined benefit plans for the following periods was comprised of the following (in millions):

---------------------------------------------------------
Fiscal Year                          2000    1999    1998
---------------------------------------------------------
Service cost (benefits
 attributed to service
 during the year) . . . . . . . .   $ 3.0   $ 3.4   $ 4.2
Interest cost on accumulated
 postretirement benefit
 obligation . . . . . . . . . . .     5.0     6.1     5.9
Amortization of prior service
 benefit. . . . . . . . . . . . .    (4.9)   (4.9)   (4.7)
Amortization of actuarial gain. .    (1.0)   (0.8)   (1.9)
---------------------------------------------------------
Net periodic postretirement
 benefits expense . . . . . . . .   $ 2.1   $ 3.8   $ 3.5
---------------------------------------------------------



     In measuring the APBO, the pre-Medicare medical indemnity costs were assumed to increase 8.0% for fiscal year 2000, decreasing by 1/3% per year to an ultimate rate of 5.0% in fiscal year 2009. The post-Medicare medical indemnity costs were assumed to increase 10.0% for fiscal year 2000, decreasing by 0.5% per year to an ultimate rate of 5.0% in fiscal year 2010. The Medicare Risk HMO medical costs were assumed to increase 6.0% in fiscal year 2000, decreasing by 0.25% per year to an ultimate rate of 4.0% in fiscal year 2008. The indemnity medical trend rate combining pre-and post-Medicare costs for fiscal years 1999 and 1998 were assumed to be 8.5% and 8.8%, respectively; the Medicare HMO medical trend rate was at an assumed 4.0%.

     The weighted average discount rate used in determining the APBO was 8.0% at March 28, 2000 and 7.5% at March 30, 1999.

     Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in millions):

---------------------------------------------------------
                                   Trend +1%    Trend -1%
---------------------------------------------------------
Effect on total of service and
 interest cost components for
 2000 . . . . . . . . . . . . .      $0.8         $(0.7)
Effect on year-end 2000
 postretirement benefit
 obligation . . . . . . . . . .      $5.7         $(5.0)

8.  Employee Stock Ownership Plan

Substantially all domestic regular salaried and hourly employees are eligible for participation in the company-sponsored Employee Stock Ownership Plan (ESOP) that became effective July 1, 1996. The ESOP borrowed $16.8 million from the Company for a term of 10 years at an interest rate of 8.0% and used the proceeds to buy 2,052,456 shares of common stock from the Company. ESOP shares are being allocated to participants over the 10-year period, as contributions are made to the plan. At March 28, 2000, 705,395 shares have been allocated to participants.

     The ESOP cash contributions and ESOP expense accrued during the plan year are determined by several factors, including the market price and number of shares allocated to participants, ESOP debt service, dividends on unallocated shares and the Company's 401(k) matching contribution. Over the 10-year life of the ESOP, total expense recognized will equal the total cash contributions made by the Company.

     The ESOP is based on a June 30 plan year with cash contributions made monthly. Cash contributions and dividends on unallocated ESOP shares for fiscal 2000, 1999, and 1998 were $2.6 million and $0.3 million, $1.4 million and $0.2 million, and $1.7 million and $0.2 million, respectively.

9.  Stock options and restricted stock

The 1996 Incentive Plan, adopted at the time of the Distribution, authorized the issuance of up to 4,520,000 shares of Earthgrains Common Stock pursuant to the grant of restricted stock and the exercise of incentive stock options, nonqualified stock options and stock appreciation rights. Grants under the 1996 Incentive Plan are made at the market price on the date of the grant. Options granted pursuant to the 1996 Incentive Plan vest over a three-year period from the date of grant and, once vested, are generally exercisable over 10 years from the anniversary of the grant date. The plan also provides for the granting of stock appreciation rights (SARs) in tandem with stock options. The exercise of a SAR cancels the related option and the exercise of an option cancels the related SAR. At March 28, 2000, there were no SARs outstanding under the plan.

     Under the 1996 Incentive Plan, 666,204 restricted shares of Earthgrains Common Stock were issued to certain officers of the Company. Restricted share awards vest one-half each after 54 and 66 months following the date of the award. Compensation cost is recognized over the vesting period. No further shares of restricted stock are authorized under the 1996 Incentive Plan.

     The Company applies Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," in accounting for its stock option plans. Accordingly, because the grant price equals the market price on the date of grant, no compensation expense is recognized for stock option grants. Had compensation cost for the Company's stock options been determined based upon the fair value at the grant date consistent with the methodology prescribed under FAS 123, the Company's net income and earnings per share for the years ended March 28, 2000 and March 30, 1999 would have been affected as follows (in millions except shares, per grant and per share amounts):

--------------------------------------------------------
Fiscal Year                                2000    1999
--------------------------------------------------------
Reported net income . . . . . . . . . . .  $54.5   $38.0
Pro forma net income. . . . . . . . . . .  $50.5   $35.1
Reported earnings per diluted share . . .  $1.30   $0.89
Pro forma earnings per diluted share. . .  $1.21   $0.82
--------------------------------------------------------


     The weighted-average fair value of options granted (which is amortized to expense over the option vesting period in determining the pro forma impact), is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

--------------------------------------------------------
                                          2000     1999
--------------------------------------------------------
Risk-free interest rate . . . . . . . .  6.2%       6.1%
Expected life of option . . . . . . . .  5 Yrs.   4 Yrs.
Expected volatility of Earthgrains
 stock. . . . . . . . . . . . . . . . .   36%        34%
Expected dividend yield on
 Earthgrains stock. . . . . . . . . . . 1.33%      0.75%
--------------------------------------------------------


     The weighted-average fair value of options granted during 2000 and 1999 is as follows:

--------------------------------------------------------
                                          2000     1999
--------------------------------------------------------
Fair value of options granted . . . .    $6.07    $7.19
Number of options granted . . . . . .  668,715  681,928
Total fair value of all options
 granted. . . . . . . . . . . . . . .    $4.1     $4.9
--------------------------------------------------------


     In accordance with FAS 123, the weighted-average fair value of stock options granted is required to be based on a theoretical statistical model in accord with assumptions noted above. In actuality, because employee stock options do not trade on a secondary exchange, employees receive no benefit and derive no value from holding stock options under these plans without an increase in the market price of Earthgrains stock. Such an increase in stock price would benefit all stockholders.

     The following table summarizes the stock option transactions under the Earthgrains 1996 Incentive Plan:

------------------------------------------------------------------
                                            Wtd. Avg.
                                   Option   Exercise     Options
                                   Shares    Price     Exercisable
------------------------------------------------------------------
Outstanding,
  March 25, 1997 . . . . . . .  3,207,092    $ 9.40         0
    Granted. . . . . . . . . .    514,370    $21.74
    Exercised. . . . . . . . .    212,672    $ 7.78
    Cancelled. . . . . . . . .     61,170    $ 9.98
------------------------------------------------------------------
Outstanding,
  March 31, 1998 . . . . . . .  3,447,620    $11.33      977,750
    Granted. . . . . . . . . .    681,928    $22.41
    Exercised. . . . . . . . .    405,086    $ 8.43
    Cancelled. . . . . . . . .     38,608    $15.10
------------------------------------------------------------------
Outstanding,
  March 30, 1999 . . . . . . .  3,685,854    $13.66    1,001,309
    Granted. . . . . . . . . .    668,715    $16.14
    Exercised. . . . . . . . .    190,130    $ 8.67
    Cancelled. . . . . . . . .     94,401    $20.12
------------------------------------------------------------------
Outstanding,
  March 28, 2000 . . . . . . .  4,070,038    $14.15    2,833,452
------------------------------------------------------------------


     The following table summarizes information for options currently outstanding at March 28, 2000:

------------------------------------------------------------------
                      Options Outstanding
------------------------------------------------------------------
                                            Wtd. Avg.    Wtd. Avg.
Range                                       Remaining    Exercise
of Prices                         Number      Life         Price
------------------------------------------------------------------
$ 7.65-13.06 . . . . . . . . .  2,303,224   6.4 Yrs.      $ 9.76
$15.59-15.70 . . . . . . . . .    627,990    10 Yrs.       15.72
$21.34-21.70 . . . . . . . . .    466,985     8 Yrs.       21.73
$22.41 . . . . . . . . . . . .    648,414     9 Yrs.       22.41
$22.66-25.28 . . . . . . . . .     23,425   9.3 Yrs.       23.47
------------------------------------------------------------------
$ 7.65-25.28 . . . . . . . . .  4,070,038   7.6 Yrs.      $14.15
------------------------------------------------------------------


     At March 28, 2000, 174,770 shares of Earthgrains Common Stock were available for future awards under the 1996 Incentive Plan. The plan provides for acceleration of exercisability of outstanding options and the vesting of restricted shares upon the occurrence of certain events relating to a change of control, merger, sale of assets or liquidation of the Company.

10.  Capital and preferred stock

On February 26, 1996, the Board of Directors of Anheuser-Busch declared a distribution (the Distribution) of one share of Earthgrains common stock, $.01 par value, for every 25 shares of Anheuser-Busch common stock outstanding. On March 26, 1996, Earthgrains was spun off from Anheuser-Busch, and 40,368,532 shares of Earthgrains Common Stock were distributed to Anheuser-Busch shareholders. Effective March 29, 1996, 4,520,000 shares were authorized for the issuance under the 1996 Stock Incentive Plan. Of those shares, 666,204 were issued as restricted share grants to certain Earthgrains Officers.
Additionally, 2,052,456 shares were authorized for the Employee Stock Ownership Plan, activated on July 1, 1996, of which 705,395 shares have been allocated to participants. 19,200 shares have been granted as restricted shares and 22,601 shares issued as compensation to members of the Board of Directors.

     The Company's stock repurchase program authorizes the repurchase of up to 2 million shares of common stock. 1,617,200 shares have been repurchased into the treasury as of March 28, 2000. As of March 28, 2000, 42,319,681 shares of Earthgrains Common Stock were issued and outstanding.

     All share and per-share amounts have been adjusted to reflect the two-for-one common stock splits effective July 20, 1998 and July 28, 1997.

     During March 1999, the Company sold $10.0 million of mandatorily redeemable preferred stock in a wholly owned subsidiary of Earthgrains. This preferred stock is presented as a Minority Interest between long-term debt and shareholders' equity. The Company authorized and issued 10,000 shares of preferred stock, which at any time on or after March 1, 2006, all (but not less than all) of the shares may be redeemed at the option of the Company, at the redemption price of $1,000 per share. On March 1, 2019, the Company shall redeem all of the then-outstanding shares at the redemption price. During fiscal year 2000, the Company began paying dividends on this preferred stock at a LIBOR-based variable interest rate. Such dividends were recorded as Minority Interest Expense below the income tax provision line.

11.  Income taxes

The provision for income taxes consists of the following amounts for the periods ended (in millions):

----------------------------------------------------------
Fiscal Year                          2000    1999    1998
----------------------------------------------------------
Current tax provision:
  Federal . . . . . . . . . . . .    $16.1   $20.1   $13.3
  State and foreign . . . . . . .      3.0     3.8     4.2
----------------------------------------------------------
                                      19.1    23.9    17.5
----------------------------------------------------------
Deferred tax provision (benefit):
  Federal . . . . . . . . . . . .      8.6     3.1     2.6
  State and foreign . . . . . . .      5.1    (5.1)    4.1
----------------------------------------------------------
                                      13.7    (2.0)    6.7
----------------------------------------------------------
Provision for income taxes. . . .    $32.8   $21.9   $24.2
----------------------------------------------------------


     The deferred tax assets and deferred tax liabilities as of the end of each period are comprised of the following (in millions):

----------------------------------------------------------
                                    March 28,    March 30,
                                      2000         1999
----------------------------------------------------------
Deferred tax liabilities:
  Depreciation and property
   differences . . . . . . . . . .   $ 164.9      $ 143.5
  Deferred systems development
   costs . . . . . . . . . . . . .       7.0          6.8
  Pension plan . . . . . . . . . .       1.4          4.3
  Other. . . . . . . . . . . . . .      18.1         16.4
----------------------------------------------------------
  Deferred tax liabilities . . . .     191.4        171.0
----------------------------------------------------------
Deferred tax assets:
  Postretirement benefits other
   than pensions . . . . . . . . .     (39.6)       (44.0)
  Self-insurance reserves. . . . .     (23.7)       (23.9)
  Reserve for restructuring and
   consolidation . . . . . . . . .     (14.9)       (12.0)
  Accrued liabilities. . . . . . .     (20.9)       (11.2)
  Deductible goodwill. . . . . . .      (4.3)        (6.8)
  NOLs and tax credit
   carryforwards . . . . . . . . .     (23.6)         ---
  Other. . . . . . . . . . . . . .     (13.9)       (10.2)
----------------------------------------------------------
  Deferred tax (assets). . . . . .    (140.9)      (108.1)
----------------------------------------------------------
  Net deferred tax liabilities . .    $ 50.5        $62.9
----------------------------------------------------------


     A reconciliation between the statutory rate and the effective rate is presented below:

----------------------------------------------------------
                                     2000    1999    1998
----------------------------------------------------------
Tax at statutory rate . . . . . . . $30.5   $21.0   $21.7
State income taxes,
 net of federal benefit . . . . . .   0.7     1.0     1.4
Amortization of goodwill. . . . . .   3.4     3.0     2.0
Foreign tax credits and other . . .  (2.4)   (1.5)   (1.6)
Benefit management program. . . . .   ---    (2.0)    ---
Other, net. . . . . . . . . . . . .   0.6     0.4     0.7
----------------------------------------------------------
Provision for income taxes. . . . . $32.8   $21.9   $24.2
----------------------------------------------------------


12.  Cash flows

Supplemental information with respect to the Consolidated Statements of Cash Flows for each of the periods is presented below (in millions):


----------------------------------------------------------
Fiscal Year                           2000    1999    1998
----------------------------------------------------------
Interest paid, net of
 capitalized interest . . . . . . .  $ 23.2  $ 19.2  $ 6.4
Income taxes paid . . . . . . . . .    25.1    34.0   19.4
----------------------------------------------------------
Changes in noncash working
 capital, net of effect of
 acquisitions:
Decrease (increase) in
 noncash current assets:
    Accounts receivable, net. . . .   (35.5)   (9.2)   4.6
    Inventories, net. . . . . . . .     3.2    (1.9)   1.9
    Other current assets. . . . . .    (8.0)    8.2  (13.0)
Increase (decrease) in
 current liabilities:
    Accounts payable. . . . . . . .     9.1   (21.2)   2.3
    Accrued salaries, wages
     and benefits . . . . . . . . .     2.7    (2.9)  (5.4)
    Accrual for restructuring
     and consolidation. . . . . . .   (18.7)   (3.0)   ---
    Other current liabilities . . .    (6.8)   11.1   (5.7)
-----------------------------------------------------------
(Increase) in noncash working
 capital. . . . . . . . . . . . . .  $(54.0) $(18.9) $(15.3)
-----------------------------------------------------------



13.  Commitments and contingencies

The Company and certain of its subsidiaries are involved in certain claims and legal proceedings in which monetary damages and other relief are sought. These proceedings, arising in the normal course of business, are in varying stages and may proceed for protracted periods of time.

     Although it is impossible to predict the outcome of any legal proceeding, the Company believes that it has meritorious defenses or insurance coverage to meet the proceedings pending against it and that the outcome of such proceedings should not, individually or in the aggregate, have a material adverse effect on the results of operations or financial condition of the Company.

     The operations of Earthgrains, like those of similar businesses, are subject to various Federal, state and local laws and regulations with respect to environmental matters, including air and water quality, underground fuel storage tanks, and other regulations intended to protect public health and the environment. Earthgrains has been identified as a potentially responsible party ("PRP") at certain locations under the Comprehensive Environmental Responses, Compensation and Liability Act, and the Company may be required to share in the cost of cleanup with respect to one material site. Although it is difficult to quantify with certainty the financial impact of actions related to environmental matters, based on the information currently available it is management's opinion that the ultimate liability arising from such matters, taking into consideration established reserves, should not have a material effect on the Company's results of operations or financial position.

     Future rental commitments under noncancelable operating leases in effect as of the end of fiscal year 2000 were, in millions: 2001 - $20.2; 2002 - $15.8; 2003 - $12.2; 2004 - $9.7; 2005 - $7.7; thereafter - $28.3.

     Total rental expense for all operating leases was $18.7 million, $16.8 million, and $12.8 million in fiscal 2000, 1999, and 1998, respectively.

14.  Business segments

In fiscal 1999, the Company adopted FAS 131, "Disclosures about Segments of an Enterprise and Related Information." The business segments of the Company are Bakery Products, which consists of the U.S. Bakery Products division and the European Bakery Products division, and Refrigerated Dough Products, which contains the U.S. Refrigerated Dough Products division and the European Refrigerated Dough Products division. Other amounts included in the results for fiscal 1998 represent an operation disposed of during that year.

Summarized below is the Company's business segment information for 2000, 1999, and 1998 (in millions):

-----------------------------------------------------------------
Fiscal Year                          2000       1999       1998
-----------------------------------------------------------------
INCOME STATEMENT INFORMATION

NET SALES
  Bakery Products . . . . . . . .  $1,745.0   $1,632.7   $1,441.0
  Refrigerated Dough Products . .     294.3      292.5      276.4
  Other . . . . . . . . . . . . .       ---        ---        1.6
-----------------------------------------------------------------
  Total . . . . . . . . . . . . .  $2,039.3   $1,925.2   $1,719.0
-----------------------------------------------------------------

DEPRECIATION & AMORTIZATION
  Bakery Products . . . . . . . .  $   88.1   $   77.8   $   60.7
  Refrigerated Dough Products . .      16.5       13.0       12.2
  Corporate (a) . . . . . . . . .      11.6       11.6       11.6
  Other . . . . . . . . . . . . .       ---        ---        0.1
-----------------------------------------------------------------
  Total . . . . . . . . . . . . .  $  116.2   $  102.4   $   84.6
-----------------------------------------------------------------

OPERATING INCOME (b)
  Bakery Products . . . . . . . .  $   80.9   $   48.8   $   53.1
  Refrigerated Dough Products . .      40.8       36.0       25.5
  Corporate (a) . . . . . . . . .     (11.6)     (11.6)     (11.6)
  Other . . . . . . . . . . . . .       ---        ---        0.2
-----------------------------------------------------------------
  Total . . . . . . . . . . . . .  $  110.1   $   73.2   $   67.2
-----------------------------------------------------------------

BALANCE SHEET INFORMATION

TOTAL ASSETS
  Bakery Products . . . . . . . .  $1,839.6   $1,111.5   $  918.0
  Refrigerated Dough Products . .     194.2      162.8      147.5
  Corporate (a) . . . . . . . . .     305.7      317.3      328.8
-----------------------------------------------------------------
  Total . . . . . . . . . . . . .  $2,339.5   $1,591.6   $1,394.3
-----------------------------------------------------------------

CAPITAL EXPENDITURES
  Bakery Products . . . . . . . .  $   76.7   $   71.1   $   69.0
  Refrigerated Dough Products . .      17.4       15.4       10.6
-----------------------------------------------------------------
  Total . . . . . . . . . . . . .  $   94.1   $   86.5   $   79.6
----------------------------------------------------------------

(a) Amounts represent purchase accounting valuation in conjunction with the acquisition of the Company by Anheuser-Busch in 1982 and the related depreciation and amortization thereon.
(b) 2000 operating income was reduced by the $5.4 million pretax write-off related to a customer bankruptcy filing and the $2.3 million pretax provision for restructuring and consolidation.  1999 operating income was reduced by the $28.0 million pretax provision for restructuring and consolidation.  Both year amounts related to the Bakery Products segment.

15.  Geographic information

The Company operates in the United States and Europe. The foreign information below is comprised primarily of the Company's Spanish subsidiary.

----------------------------------------------------------------
(In millions)                          2000     1999      1998
----------------------------------------------------------------
NET SALES
  Domestic . . . . . . . . . . . .  $1,638.9  $1,611.1  $1,400.4
  Foreign. . . . . . . . . . . . .     400.4     314.1     318.6
----------------------------------------------------------------
  Consolidated Total . . . . . . .  $2,039.3  $1,925.2  $1,719.0
----------------------------------------------------------------

OPERATING INCOME (LOSS)
  Domestic . . . . . . . . . . . .  $   87.6(a) $ 79.2  $   51.7
  Foreign. . . . . . . . . . . . .      22.5      (6.0)     15.5
----------------------------------------------------------------
  Consolidated Total . . . . . . .  $  110.1   $  73.2(b)  $67.2
----------------------------------------------------------------

IDENTIFIABLE ASSETS
  Domestic . . . . . . . . . . . .  $1,128.4   $ 852.5  $  829.5
  Foreign. . . . . . . . . . . . .     311.1     339.3     253.8
----------------------------------------------------------------
  Consolidated Total . . . . . . .  $1,439.5   $1,191.8 $1,083.3
----------------------------------------------------------------

(a) 2000 operating income was reduced by the $5.4 million pretax write-off related to a customer bankruptcy filing and the $2.3 million pretax provision for restructuring and consolidation.
(b) 1999 operating income was reduced by the $28.0 million pretax provision for restructuring and consolidation, $19.6 million of which related to foreign operations.


16.  Supplemental balance sheet information

--------------------------------------------------------
                                  March 28,    March 30,
(In millions)                       2000         1999
--------------------------------------------------------
Receivables:
  Trade . . . . . . . . . . . .   $  265.1     $  190.1
  Allowance for doubtful
   accounts . . . . . . . . . .        3.8          5.6
--------------------------------------------------------
                                  $  261.3     $  184.5
--------------------------------------------------------
Inventories:
  Raw materials . . . . . . . .   $   68.3     $   59.8
  Finished goods. . . . . . . .       23.2         17.9
--------------------------------------------------------
                                  $   91.5     $   77.7
--------------------------------------------------------
Plant and equipment:
  Land. . . . . . . . . . . . .   $   76.0     $   66.5
  Buildings . . . . . . . . . .      508.9        461.3
  Machinery and equipment . . .    1,000.2        860.7
  Construction in progress. . .       43.5         31.9
--------------------------------------------------------
                                   1,628.6      1,420.4
  Less accumulated
   depreciation . . . . . . . .     (712.8)      (659.3)
--------------------------------------------------------
                                  $  915.8     $  761.1
--------------------------------------------------------
Accrued salaries, wages and benefits:
  Accrued payroll . . . . . . .   $   29.1     $   25.5
  Accrued vacation. . . . . . .       27.1         17.8
  Accrued group benefits. . . .       27.1         13.6
--------------------------------------------------------
                                  $   83.3     $   56.9
--------------------------------------------------------
Other current liabilities:
  Current portion of
   self-insurance reserves. . .   $   24.9     $   14.2
  Accrued taxes, other than
   income taxes . . . . . . . .       15.2         11.0
  Other items . . . . . . . . .       67.6         37.8
--------------------------------------------------------
                                  $  107.7     $   63.0
--------------------------------------------------------
Other noncurrent liabilities:
  Self-insurance reserves . . .   $   32.6     $   40.0
  Other items . . . . . . . . .       30.0         33.6
--------------------------------------------------------
                                  $   62.6     $   73.6
--------------------------------------------------------

--------------------------------------------------------
Fiscal Year                         2000    1999    1998
--------------------------------------------------------
Allowance for doubtful accounts
  Balance, beginning of period . . $  5.6  $ 6.2   $ 6.0
  Provision charged to expense . .    7.4    0.9     0.8
  Acquisition-related additions. .    1.6    ---     ---
  Write-offs, less recoveries. . .  (10.8)  (1.5)   (0.6)
--------------------------------------------------------
Balance, end of period . . . . . . $  3.8  $ 5.6   $ 6.2
--------------------------------------------------------

17.  Quarterly financial data (unaudited)

Summarized quarterly financial data for each of the fiscal years appear below (each quarter represents a period of twelve weeks except for the December quarter, which includes sixteen weeks):

-----------------------------------------------------------------------------------------------------------------
                                                         Selected Quarterly Financial Data (Unaudited)
                                              -------------------------------------------------------------------
                                                June       September       December       March       Fiscal
(In millions, except per share data)           Quarter      Quarter        Quarter       Quarter       Year
-----------------------------------------------------------------------------------------------------------------
2000
Net sales . . . . . . . . . . . . . . . .      $449.6       $469.4          $642.8        $477.5     $2,039.3
Gross profit. . . . . . . . . . . . . . .       202.1        208.9           286.8         219.0        916.8
Net income. . . . . . . . . . . . . . . .        12.5         15.7            18.7(a)        7.6(b)      54.5
Basic earnings per share:
Net earnings per share. . . . . . . . . .      $  0.31      $  0.39         $  0.46(a)    $  0.19(b)  $   1.34(c)
-----------------------------------------------------------------------------------------------------------------
Diluted earnings per share:
Net earnings per share. . . . . . . . . .      $  0.30      $  0.37         $  0.45(a)    $  0.18(b)  $   1.30
-----------------------------------------------------------------------------------------------------------------

1999
Net sales . . . . . . . . . . . . . . . .      $433.0       $442.4          $609.2        $440.6     $1,925.2
Gross profit. . . . . . . . . . . . . . .       188.9        192.4           261.3         190.2        832.8
Net income. . . . . . . . . . . . . . . .        10.9(d)      10.0(e)         17.0(f)        0.1(g)      38.0
Basic earnings per share:
Net earnings per share. . . . . . . . . .      $  0.27(d)   $  0.25(e)      $  0.42(f)    $  0.00(g) $    0.93(c)
-----------------------------------------------------------------------------------------------------------------
Diluted earnings per share:
Net earnings per share. . . . . . . . . .      $  0.26(d)   $  0.23(e)      $  0.40(f)    $  0.00(g) $    0.89
-----------------------------------------------------------------------------------------------------------------

(a) Quarter's results include a $2.3 million pretax provision for restructuring and consolidation.
(b) Quarter's results include a $5.4 million one-time accounts receivable write-off related to a customer bankruptcy filing.
(c) Earnings per share is computed independently for each of the periods presented, therefore, the sum of the earnings per-share amounts for the quarters may not equal the total for the year.
(d) Quarter's results include a $1.7 million pretax nonoperating gain on the sale of property.
(e) Quarter's results include a $5.8 million pretax provision for restructuring and consolidation and severance costs related to creation of a Financial Shared Services Center.
(f) Quarter's results include a $2.6 million pretax provision for restructuring and consolidation.
(g) Quarter's results include a $19.6 million pretax provision for restructuring and consolidation, a $2.0 million one-time tax benefit, and a $0.9 million pretax nonoperating gain on the sale of property.


18.  Quarterly common stock price (unaudited)

RANGES AND DIVIDENDS

The Earthgrains Company common stock is listed and traded on the New York Stock Exchange under the ticker symbol "EGR." The table below presents the high and low market for the stock and per-share cash dividend information for each quarter of fiscal 2000.

-----------------------------------------------------
Fiscal 2000                High      Low    Dividends
-----------------------------------------------------
June Quarter . . . . . .  $25 3/8  $20 1/8    $.04
September Quarter. . . .   29       23 1/2     .05
December Quarter . . . .   24 7/16  15 5/16    .05
March Quarter. . . . . .   16 7/16  13 5/16    .05



19.  Subsequent events

In April 2000, Earthgrains filed a $750 million shelf registration statement with the Securities and Exchange Commission authorizing issuance of common or preferred stock, debt securities, or trust preferred securities. The registration statement has been declared effective, but no securities have been issued under this shelf registration to date.

Additionally, in May 2000, the Company entered into three, separate four-month forward-starting interest rate swap transactions for anticipated three-year, five-year, and 10-year debt issuances totaling $400 million. See further description of these swap transactions in Notes 2 and 6.

RESPONSIBILITY FOR FINANCIAL STATEMENTS

The management of The Earthgrains Company is responsible for the preparation and integrity of the consolidated financial statements appearing in this annual report. The financial statements were prepared in conformity with generally accepted accounting principles appropriate in the circumstances and, accordingly, include certain amounts based on our best judgments and estimates.

     We are responsible for maintaining a system of internal accounting controls and procedures which we believe are adequate to provide reasonable assurance, at an appropriate cost/benefit relationship, that assets are safeguarded against loss from unauthorized use or disposition and financial records provide a reliable basis for preparation of the financial statements. The internal accounting control system is augmented by a program of internal audits and appropriate reviews by management, written policies and guidelines, careful selection and training of qualified personnel and a written Code of Business Conduct adopted by our Company's Board of Directors, applicable to all management employees of our Company.

     The Audit and Finance Committee of our Company's Board of Directors, composed solely of directors who are not officers of our Company, meets with the independent auditors, management and internal auditors periodically to discuss internal accounting controls and auditing and financial reporting matters. The Committee reviews with the independent auditors the scope and results of the audit effort. The Committee also meets with the independent auditors and the chief internal auditor without management present to ensure that the independent auditors and the chief internal auditor have free access to the Committee.

     PricewaterhouseCoopers LLP is engaged to audit the consolidated financial statements of The Earthgrains Company and conduct such tests and related procedures as it deems necessary in conformity with generally accepted auditing standards. The opinion of the independent auditors, based upon their audits of the consolidated financial statements, is shown below.

Report of Independent Accountants

To the Shareholders and Board of Directors of The Earthgrains Company:

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, cash flows and shareholders' equity present fairly, in all material respects, the financial position of The Earthgrains Company and its subsidiaries at March 28, 2000 and March 30, 1999, and the results of their operations and their cash flows for the fiscal years ended March 28, 2000, March 30, 1999 and March 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 3 to the financial statements, the Company changed its method of accounting for business process re-engineering costs in fiscal year 1998.

/S/ PRICEWATERHOUSECOOPERS LLP
    PricewaterhouseCoopers LLP
St. Louis, Missouri
April 28, 2000, except as to Note 19,
 which is as of May 3, 2000

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE EARTHGRAINS COMPANY
                             (Registrant)


Date:  May 31, 2000         BY:  /S/ MARK H. KRIEGER
                                     Mark H. Krieger
                                 Vice President and Chief
                                 Financial Officer

            EXHIBIT INDEX


Exhibit No.        Description of Index
-----------        --------------------

Exhibit 23.1       Consent of Independent
                   Accountants

Exhibit 23.2       Consent of Independent
                   Accountants

Exhibit 27.1       Financial Data Schedule